Convertible Promissory Note

For good value, CATUITY, INC., a Delaware corporation, (“Borrower”) promises to pay to the order of GOTTBETTER CAPITAL MASTER, LTD. (“Holder”) an amount equal to the Principal Balance (as defined below), paid in the following manner:

1.	Principal Amount and Offsets. This promissory note (the “Note”) is for an amount equal to $60,000. (the “Initial Principal Amount”).

2.	Purchase Price. The Holder shall purchase the Promissory Note for $50,000 (the “Purchase Price”).

3.
Term and Payments. The term of this Note is for six months from the date hereof, after which this Note shall become due and payable in full. This Note may be prepaid at any time, in whole or in part, without penalty.

4.
Conversion. This Note is convertible at any time into shares of the Borrower’s common stock at a conversion price equal to 80% of the price of the Borrower’s common stock at the time of conversion. The Borrower agrees to make reasonable efforts to have an adequate number of shares available at all times to satisfy the conversion of this Note.

5.	Acceleration. This Note shall, at the option of the Holder hereof upon written notice to the Borrower, become immediately due and payable in full upon the:

(a) Failure to make any payment within fifteen (15) days of its due date.

(b) Filing by the Borrower of an assignment for the benefit of creditors, bankruptcy or other form of insolvency, or by suffering an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days.

(c) Any breach of the provisions of the provisions of Sections 6 or 7 of this Note.

6.
Default. If this Note shall be in default and placed for collection, the Borrower shall pay all reasonable attorney fees and costs of collection. Payments shall be made to such address as may from time to time be designated by the Holder.

7.	Security. This Note is unsecured.

8.
Waiver of Demand and Presentment. The Borrower, and all other parties to this note, whether as endorsers, guarantors or sureties, shall remain fully bound until this note is paid and waive demand, presentment and protest and all notices thereto and further agree to remain bound, notwithstanding any extension, modification, waiver, or other indulgence or discharge or release of any obligor hereunder or exchange, substitution, or release of any collateral granted as security for this note. No modification or indulgence by the Holder hereof shall be binding unless in writing; and any indulgence on any one occasion shall not be an indulgence for any other or future occasion. The rights of the Holder hereof shall be cumulative and not necessarily successive.

9.
 Governing Law; Jurisdiction; Jury Trial. This note shall take effect as a sealed instrument under the law of the State of New York. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Dated: November 1, 2007

BORROWER: CATUITY INC., a Delaware Corporation By: Alfred H. (John) Racine President & CEO 2340 Commonwealth Drive, Suite C Charlottesville, VA 22901	HOLDER: GOTTBETTER CAPITAL MASTER, LTD., a Cayman Islands Exempted Company By: Adam S. Gottbetter, Director 488 Madison Avenue, 12th Floor New York, NY 10022 Telephone: 212.400.6990 Fax: 212.400.6999